EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-200169) pertaining to the Foster Wheeler AG Omnibus Incentive Plan, AMEC Savings Related Share Option Scheme 2005, AMEC Restricted Share Plan and AMEC Performance Share Plan of Amec Foster Wheeler plc; and

(2) Registration Statement (Form S-8 No. 333-204356) pertaining to the Amec Foster Wheeler plc Long-term Incentive Plan 2015 and Amec Foster Wheeler International Savings Related Share Option Scheme of Amec Foster Wheeler plc;

of our reports dated 10 March 2016, with respect to the consolidated financial statements and schedules of Amec Foster Wheeler plc and the effectiveness of internal control over financial reporting of Amec Foster Wheeler plc included in this Annual Report (Form 20-F) of Amec Foster Wheeler plc for the year ended 31 December 2015.

/s/ Ernst & Young LLP

London, England

23 March 2016